UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011

HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 20, 2011, HeartWare Inc. received notification from the British Standards Institution (BSI) that the Company’s supplemental addendum for the HeartWare Ventricular Assist Device requesting “the addition of a sintered inflow tube” was accepted as a supplement to the CE Mark for its HVAD System.

Sintering titanium is a process by which minute beads are metallurgically affixed to a titanium surface and is commonly used in medical devices to facilitate tissue adhesion at the sintered region.  Sintering of the HVAD pump on the outer surface of the implanted inflow tube is designed to promote tissue in-growth on the lower section of the inflow tube.

In the United States, the Food and Drug Administration has previously approved the introduction of a sintered inflow tube for both the Company’s destination therapy clinical trial, ENDURANCE, as well for the Continued Access Protocol of the Company’s Bridge-to-Transplant study, ADVANCE. Documentation for the introduction of this enhancement has been sent for review by the Institutional Review Board at each clinical site.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: April 21, 2011

By: /s/ Douglas Godshall
Name: Douglas Godshall
Title: Chief Executive Officer